Exhibit 10.2

RIVERBED TECHNOLOGY, INC.

2006 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

You have been granted the following restricted Stock Unit (“RSU”) award covering shares of the common stock of Riverbed Technology, Inc. (the “Company”). Each RSU is equivalent to one share of common stock of the Company (a “Share”) for purposes of determining the number of Shares subject to this award. None of the RSUs will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Name of Participant:

Participant I.D.:

Total Number of RSUs:

Date of Grant:

Grant #:

Vesting Schedule: This RSU will vest with respect to 100% of the Total Number of RSUs granted on the day prior to Riverbed Technology, Inc.’s 20xx annual meeting of stockholders. In addition, this RSU will vest 100% if the Company is subject to a Change in Control before your Service terminates.

You and the Company agree that this award is granted under, and governed by the terms and conditions of, the 2006 Equity Incentive Plan (the “Plan”) and the Stock Unit Agreement (“Agreement”), both of which are attached to and made a part of this document.

You further agree that the Company may deliver by e-mail all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

RIVERBED TECHNOLOGY, INC.

By:

Jerry M. Kennelly
Title: President and Chief Executive Officer
Date:

RIVERBED TECHNOLOGY, INC.

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Grant	The Company hereby grants you an award of restricted Stock Units (“RSUs”), as set forth in the Notice of Stock Unit Grant (the “Notice of Grant”) and subject to the terms and conditions in this Agreement and the Company’s 2006 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. When the RSUs are settled, par value will be deemed paid by you based on your past services to the Company.

Company’s Obligation	Each RSU represents the right to receive a share of the Company’s common stock (a “Share”) on the vesting date. Unless and until the RSUs vest in the manner set forth below, you will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Settlement of any vested RSUs shall be made in whole Shares only.

Vesting	The RSUs awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant.

Forfeiture upon Termination of Service	Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if your Service terminates for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company. The Company determines when your Service terminates for this purpose.

Payment after Vesting	Any RSUs that vest hereunder will be delivered to you (or in the event of your death, to your estate) in Shares.

Taxation	If you are a U.S. taxpayer, you will be subject to self-employment and income taxes upon the vesting and delivery of the Shares underlying this RSU. Accordingly, you may need to make estimated tax payments to avoid tax penalties or interest. You are strongly advised to consult a tax professional so that you can make timely payments to the taxing authorities.

Payments after Death	Any distribution or delivery to be made to you under this Agreement will, if you are then deceased, be made to the administrator or executor of your estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

Stockholder Rights	Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (or electronic equivalents) have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you or your broker.

Notices	Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 199 Fremont Street, San Francisco, California 94105, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

Grant is Not Transferable

Except to the limited extent provided in this paragraph, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void. You may, however, dispose of this award in your will or through a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in the RSUs awarded to you under this Agreement in any way.

Retention Rights	Your RSU or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. This Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or the stockholders to remove you from the Board of Directors at any time in accordance with the provisions of applicable law.

Binding	Subject to the limitation on the transferability of this grant contained

Agreement	herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Additional Conditions to Issuance of Stock	If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to you (or your estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.

Resale Restrictions	You agree not to sell any RSU Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of unvested RSUs awarded to you under this Agreement will be adjusted in accordance with the Plan.

Governing Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, without regard to its choice-of-law provisions.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

This Agreement, the Notice of Grant and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

Committee’s Authority	The Committee will have the power to interpret the Plan, the Notice of Grant and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon you, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Notice of Grant or this

Agreement.

Agreement Severable	In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on the remaining provisions of this Agreement.

BY SIGNING THE NOTICE OF GRANT, YOU AGREE TO ALL OF THE TERMS AND

CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.